Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 8, 2017, relating to the balance sheet of Cactus, Inc., which appears in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-222540). We also consent to the reference to us under the heading “Experts” in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-222540).

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 7, 2018